Exhibit 23.5




              Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of Aetna Inc. pertaining to the Aetna Life and Casualty Company Incentive Savings Plan and the Amended and Restated U.S. Healthcare, Inc. Savings Plan and to the incorporation by reference therein of our reports (a) dated February 2, 1996, with respect to the consolidated financial statements of U.S. Healthcare, Inc. incorporated by reference in its Annual Report (Form 10-K, as amended) and the related financial statement schedule included therein and (b) dated June 14, 1996, with respect to the financial statements and schedules of the U.S. Healthcare, Inc. Savings Plan included in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                   /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
July 15, 1996